SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2010

PLASTINUM POLYMER TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (310) 651-9972

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 4, 2010, Plastinum Polymer Technologies Corp. (the “Company”) entered into a Participation Agreement (the “Participation Agreement”) with Richard von Tscharner (the “Investor”), pursuant to which the Company sold and issued to the Investor a 15% equity stake in the Company’s Dutch subsidiary, PPT Holding B.V. (“PPT”), for 5 million Euros.  The payment of the 5 million Euros was made in two installments, whereby a first installment of 3 million Euros was paid by RT to PPT, out of which funds PPT repaid a Bridge Loan previously made by RT to PPT on April 16, 2010 (including accrued interest thereon), and a second installment of 2 million Euros was paid by the Investor to PPT.

The Participation Agreement was entered into between the parties with the understanding that the Company is contemplating the reorganization described under Item 8.01 below.  Pursuant to the Participation Agreement, among other things, the Investor received a “put” right to exchange the equity stake it received in PPT thereunder for a 15% equity stake in the Company, on a fully-diluted basis, in the event that the reorganization referred to under Item 8.01 does not take place.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Participation Agreement described under Item 1.01 above, the Company granted to the Investor a “put” right to exchange the equity stake he received in PPT under the Participation Agreement for such number of shares of the Company’s Common Stock equivalent to 15% of the Company’s Common Stock, on a fully-diluted basis, or 32,675,608 shares of Common Stock, in the event that the reorganization described under Item 8.01 does not take place.  Such “put” right was granted without registration under the Securities Act of 1933 in reliance on Regulation S thereunder.

Item 8.01 Other Events.

Plastinum Polymer Technologies Corp. (the “Company”) is contemplating a reorganization which would result in the Company’s securities no longer being traded in the United States, but instead the Company’s business operations, which are controlled by its subsidiary PPT Holding B.V. (“PPT”), will be publicly traded under PPT on a European securities market and the Company security holders will become PPT security holders (the “Reorganization”).  The Reorganization is proposed to be accomplished by (i) the transfer by the Company of all of its assets and liabilities to PPT, (ii) the holders of the Company’s securities receiving securities in PPT similar to the securities owned in the Company via a liquidating distribution from the Company, (iii) the shares of PPT being publicly traded on a European market and (iv) the shares of Common Stock of the Company being deregistered under the federal securities laws. No final determination has been made by the Company regarding the Reorganization.  In the event that the Company determines to proceed with the Reorganization, the matter will be put forth for a vote at a  meeting of the Company’s stockholders.  The Company will advise its stakeholders when a final determination regarding the Reorganization has been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: June 7, 2010	By:	/s/ Jacques Mot
Jacques Mot
President and Chief Executive Officer